UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2014

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Penobscot Drive
Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-9300

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The following actions were taken at the Annual Meeting of Stockholders of Genomic Health, Inc. (the “Company”), held on June 5, 2014:

1.                                      The following Directors were elected to serve until the 2015 Annual Meeting or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes

Kimberly J. Popovits	26,163,179	121,982	3,284,697

Felix J. Baker, Ph.D.	25,101,964	1,183,197	3,284,697

Julian C. Baker	26,127,106	158,055	3,284,697

Fred E. Cohen, M.D., D.Phil.	26,116,935	168,226	3,284,697

Samuel D. Colella	25,126,335	1,158,826	3,284,697

Henry J. Fuchs, M.D.	26,241,902	43,259	3,284,697

Ginger L. Graham	26,206,999	78,162	3,284,697

Randall S. Livingston	26,220,058	65,103	3,284,697

2.                                      The Amended and Restated Genomic Health, Inc. 2005 Stock Incentive Plan was approved.

For	Against	Abstain	Broker Non-Votes
19,638,917	6,612,892	33,352	3,284,697

3.                                      The Genomic Health, Inc. Executive Cash Bonus Plan was approved.

For	Against	Abstain	Broker Non-Votes
26,163,072	84,963	37,126	3,284,697

4.                                      The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
24,982,695	1,259,831	42,635	3,284,697

5.                                      The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year was approved.

For	Against	Abstain
29,372,205	74,805	122,848

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2014

GENOMIC HEALTH, INC.

By:	/s/ Dean L. Schorno
Dean L. Schorno
Chief Financial Officer